Exhibit T3E-4

ANGIOTECH PHARMACEUTICALS, INC.

OFFER TO EXCHANGE

9% SENIOR NOTES DUE 2016 OF ANGIOTECH PHARMACEUTICALS (US), INC.

FOR

UP TO $200,000,000 OF ITS OUTSTANDING

SENIOR FLOATING RATE NOTES DUE 2013

IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

Enclosed for your consideration is a Offering Memorandum dated July 3, 2012 (as the same may be amended or supplemented from time to time, the “Offering Memorandum”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Angiotech Pharmaceuticals, Inc. (the “Company”) to exchange 9% Senior Notes due 2016 (the “New Notes”) issued by Angiotech Pharmaceuticals (US), Inc. (the “Issuer”) for up to $200,000,000 in aggregate principal amount of its outstanding Senior Floating Rate Notes due 2013 (the “Existing Notes”) and the related solicitation of consents (the “Consents”) to the proposed amendments to the indenture, dated as of March 12, 2011 (as heretofore amended and supplemented, the (“Existing Notes Indenture”), between the Company, the guarantors party thereto and Deutsche Bank National Trust Company, as trustee, under which the Existing Notes were issued, providing for, among other things, the New Notes and the Existing Notes to vote together as a single class on certain matters (the “Proposed Amendments”).

The material is being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit but not registered in your name. A tender of any Existing Notes may be made only by us as the registered holder and pursuant to your instructions. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange the Existing Notes held by us and registered in our name for your account or benefit. Therefore, the Company urges beneficial owners of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Existing Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Existing Notes, pursuant to the terms and conditions set forth in the Offering Memorandum and Letter of Transmittal. We urge you to read carefully the Offering Memorandum and Letter of Transmittal before instructing us to tender your Existing Notes.

YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER EXISTING NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 11:59 p.m., New York City time, on July 31, 2012, unless extended (the “Expiration Time”). To receive the Early Tender Premium, you will have to validly tender your Existing Notes and related Consent prior to 11:59 p.m., New York City time, on July 17,

2012, unless extended (the “Early Tender Time”). Existing Notes tendered and delivery of the related Consents pursuant to the Exchange Offer and Consent Solicitation may be withdrawn, subject to the procedures described in the Offering Memorandum, at any time prior to the Early Tender Time.

If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that is attached hereto. Please note that the accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Angiotech Pharmaceuticals, Inc.

THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF EXISTING NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE OFFERING MEMORANDUM AND THE LETTER OF TRANSMITTAL.

Box 1 ☐	Please tender my Existing Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Existing Notes to be tendered if I wish to tender less than all of my Existing Notes.

Box 2 ☐	Please do not tender any Existing Notes held by you for my account or benefit.

Date:                     , 2012

Signature(s)

Please print name(s) here

Address and Telephone Number

Tax Identification or Social Security No.(s)

My Account Number With You

Unless a specific contrary instruction is given in the signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Existing Notes.

SCHEDULE

Please tender my Existing Notes held by you for my account or benefit as indicated below:

AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES TENDERED

Signature(s)

Please print name(s) here

Address and Telephone Number
Tax Identification or Social Security No.(s)
My Account Number With You

4